Exhibit 5.1

November 7, 2016

HCSB Financial Corporation

5009 Broad Street

Loris, South Carolina 29569

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to HCSB Financial Corporation, a South Carolina corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 (the “Registration Statement”), relating to the potential resale from time to time by the selling shareholders as identified in the Registration Statement (the “Selling Shareholders”) of some or all of the 359,468,443 shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”), the 90,531,557 shares of non-voting common stock, $0.01 par value per share, of the Company, (the “Non-Voting Common Stock”) and the 90,531,557 shares of Common Stock issuable upon the conversion of the Non-Voting Common Stock, and any additional shares of Common Stock or Non-Voting Common Stock that become issuable in connection with anti-dilution adjustments set forth in the terms of the Non-Voting Common Stock (collectively, the “Shares”).

The Company has requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering that opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the corporate and organizational documents of the Company, including the Amended and Restated Articles of Incorporation, as amended, and the Amended and Restated Bylaws, (ii) minutes and records of corporate proceedings of the Company with respect to the issuance and sale of the Shares, (iii) the stock purchase agreement, registration rights agreement and selling shareholder questionnaires related to the Shares, and (iv) statements and representations of officers of the Company and other representatives of the Company and its agents.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of officers and other representatives of the Company, the Selling Shareholders and their agents.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that any Shares consisting of Common Stock or Non-Voting Common Stock, when issued and delivered against payment therefore, will be duly authorized, validly issued and fully paid and nonassessable.

Our opinions expressed above are subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the South Carolina Business Corporation Act of 1988 (including the statutory provisions, all applicable provisions of the South Carolina constitution and reported judicial decisions interpreting the foregoing).

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules or regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date that the Registration Statement becomes effective under the Securities Act of 1933 and we assume no obligation to revise or supplement this opinion after the date of effectiveness of the Registration Statement should the South Carolina Business Corporation Act of 1988, change by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Sincerely,

NELSON MULLINS RILEY & SCARBOROUGH LLP

/s/ Nelson Mullins Riley & Scarborough LLP